EXHIBIT 99

Yahoo - NYSE suspends Sunterra, to seek delisting

Tuesday June 6, 10:11 am Eastern Time

NYSE SUSPENDS SUNTERRA, TO SEEK DELISTING

NEW YORK, June 6 (Reuters) - The New York Stock Exchange said Tuesday it had suspended trading in the common stock of Sunterra Corp. (NYSE:OWN - news) and would apply to the Securities and Exchange Commission to delist the issue.

The action was taken due to the company's common stock selling price, the NYSE said.

Sunterra shares closed at 11/32 on May 30. On May 31, the Orlando-based resort company said it had filed for protection from creditors under Chapter 11 of the U.S. Bankruptcy Code.